Exhibit 99.1
BankAtlantic Names Jarett S. Levan as Chief Executive Officer
FORT LAUDERDALE, Fla.—(BUSINESS WIRE)—Jan. 16, 2007—BankAtlantic Bancorp (NYSE:BBX) today announced that its Board of Directors has approved the promotion of Jarett S. Levan to the positions of Chief Executive Officer (CEO) of its wholly owned subsidiary, BankAtlantic, and President of BankAtlantic Bancorp. Levan had previously been the Bank’s President and will retain that title.
Levan will continue to work with the executive team to maintain the focus of BankAtlantic’s Florida’s Most Convenient Bank initiatives. In addition to his new responsibilities, he will continue to serve on the BankAtlantic and BankAtlantic Bancorp Board of Directors.
“Jarett’s record of achievement at BankAtlantic is outstanding. His experience, creativity and leadership will help guide the Bank into the future,” stated Alan B. Levan, BankAtlantic Bancorp Chairman and CEO.
Jarett Levan joined the bank full time in 1998 and has held several positions including Manager of Investor Relations, Legal Counsel, Director of Alternative Delivery, Chief Marketing Officer and President. He worked at the bank in various other positions, beginning in the mailroom in 1985 and as a teller in 1988.
Over the years, Jarett Levan has been at the helm of many BankAtlantic endeavors, such as the launch of BankAtlantic’s Internet Banking, 24/7 customer service center, the introduction of BankAtlantic’s Florida’s Most Convenient Bank initiative and seven day banking.
Jarett Levan graduated Cum Laude from the University of Miami School of Law and has a BBA in Finance from Emory University’s Goizueta Business School.
Alan B. Levan will remain the Chairman of both companies and the Chief Executive Officer of BankAtlantic Bancorp.
“I am fortunate to work with such an excellent management team at BankAtlantic,” said Jarett S. Levan. “We have a great franchise and are well positioned in Florida. My objective will be to continue the momentum that we have established, however, in my own style.”
About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE:BBX) is a diversified financial services holding company and the parent company of BankAtlantic. It also owns Ryan Beck Holdings, Inc. (“Ryan Beck”), a subsidiary engaged in retail and institutional brokerage and investment banking. On January 9, 2007, BankAtlantic Bancorp announced that it had entered into an agreement with Stifel Financial Corp. (Stifel), for the sale of Ryan Beck to Stifel. This sale is expected to close in the First Quarter, 2007, subject to approvals. Ryan Beck is accounted for as a discontinued operation.
About BankAtlantic:
BankAtlantic, “Florida’s Most Convenient Bank” is one of the largest financial institutions headquartered in Florida and provides a comprehensive offering of banking services and products via its broad network of community stores and its online banking division — BankAtlantic.com. BankAtlantic has over 80 stores and operates more than 200 conveniently located ATMs. BankAtlantic is open 7 days a week and offers holiday hours, extended weekday hours, including several stores open until midnight, Totally Free Online Banking & Bill Pay, 24/7 Customer Service Center, Totally Free Change Exchange coin counters and free retail and business checking with a free gift.
About Ryan Beck Holdings, Inc.:
Founded in 1946, Ryan Beck provides financial advice and innovative solutions to individuals, institutions and corporate clients through the activities of approximately 1,100 employees in 43 offices located in 14 states. For individual investors, the firm’s Private Client Group provides a full range of financial services, including investment consulting, retirement plans, insurance and investment advisory services. Institutional clients benefit from the market making, underwriting and distribution activities of the firm’s experienced Capital Markets Group, which encompasses equity and fixed income trading and institutional sales as well as research. Through its Investment Banking Groups, Ryan Beck raises capital and provides financial advisory services to financial institutions, middle market companies and municipalities.
For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
www.RyanBeck.com
BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Public Relations:
Hattie Hess, Vice President, Public Relations
Telephone: 954-940-6383, Fax: 954-940-6310
Email: hhess@BankAtlantic.com
Public Relations for BankAtlantic:
Boardroom Communications
Caren Berg
Phone: 954-370-8999, Fax: 954-370-8892
Email: caren@boardroompr.com

BankAtlantic Bancorp Contact Info:
Donna Rouzeau,
Assistant Vice President, Investor Relations &
Corporate Communications
Email: CorpComm@BankAtlanticBancorp.com
Leo Hinkley,
Senior Vice President, IRO
Email: InvestorRelations@BankAtlanticBancorp.com
Phone: (954) 940-5300, Fax: (954) 940-5320
Mailing Address: BankAtlantic Bancorp, Investor Relations
2100 West Cypress Creek Road, Fort Lauderdale, FL 33309
* To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.
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Matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission.